EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-35452 of Capitol Federal Financial and Subsidiary (the "Company") on Form S-8 of our report dated December 14, 2004, appearing in this Annual Report on Form 10-K of the Company for the year ended September 30, 2004.

Kansas City, Missouri

December 14, 2004